UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Mesa Laboratories, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

Telephone: (303) 987-8000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, December 8, 2006

To the Shareholders:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Mesa Laboratories, Inc. (the “Company”) will be held at the Company’s offices at 12100 West Sixth Avenue, Lakewood, Colorado 80228, on Friday, December 8, 2006 at 9:30 AM for the following purposes:

1.	To elect five directors to hold office for the term specified in the Proxy Statement or until their successors are elected and qualified;

2.	To approve establishment of the 2006 Stock Compensation Plan for the benefit of certain officers, directors, employees and advisors of the Company (the “2006 Stock Compensation Plan Proposal”); and

3.	To transact such other business as may properly come before the meeting or any adjournment.

The Board of Directors has fixed the close of business on October 20, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment.

A Proxy Statement which describes the foregoing proposals and a form of Proxy accompany this Notice.

By Order of the Board of Directors

Dated: October 25, 2006	Steven W. Peterson
Secretary

IMPORTANT

Whether or not you expect to attend the Meeting, you are urged to execute the accompanying proxy and return it promptly in the enclosed reply envelope which requires no postage. Any shareholder granting a proxy may revoke the same at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the Meeting.

MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, December 8, 2006

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Mesa Laboratories, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on Friday, December 8, 2006, and at any adjournment. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material at the rates suggested by the New York Stock Exchange. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about October 25, 2006.

Execution and return of the enclosed proxy will not affect a shareholder’s right to attend the Meeting and to vote in person. Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the Meeting. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person named in the proxy “FOR” the election as directors of those nominees named in the Proxy Statement, “FOR” the proposal to approve the establishment of the 2006 Stock Compensation Plan and in accordance with his best judgment on all other matters that may properly come before the Meeting.

The enclosed proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR”. If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD”. If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

PURPOSE OF MEETING

As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Meeting are as follows:

1.	To elect five directors to hold office for the term specified herein or until their successors are elected and qualified;

2.	To approve establishment of the 2006 Stock Compensation Plan for the benefit of certain officers, directors, employees and advisors of the Company (the “2006 Stock Compensation Plan Proposal”); and

3.	To transact such other business as may properly come before the Meeting or any adjournment.

VOTING AT MEETING

The voting securities of the Company consist solely of common stock, no par value per share (the “Common Stock”).

The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on October 20, 2006, at which time the Company had outstanding and entitled to vote at the meeting 3,173,217 shares of Common Stock. Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum. The election of directors and approval of the 2006 Stock Compensation Plan Proposal each will require the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized and proxies cannot be voted for more than five nominees.

STOCK OWNERSHIP

The following table sets forth the number of shares of the Company’s common stock owned beneficially as of March 31, 2006 (unless otherwise noted), by each person known by the Company to have owned beneficially more than five percent of such shares then outstanding, by each officer and director of the Company and by all of the Company’s officers and directors as a group. This information gives effect to securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. As far as is known to management of the Company, no person owns beneficially more than five percent of the outstanding shares of common stock as of March 31, 2006 except as set forth below.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percentage of Class Benefi- cially Owned
Luke R. Schmieder (1)	336,267	(2)	11.4
John J. Sullivan Ph.D. (1)	7,832		0.3
Steven W. Peterson (1)	68,200	(3)	2.3
Paul D. Duke (1)	100,043		3.4
H. Stuart Campbell (1)	90,000		3.1
Michael T. Brooks (1)	33,200	(4)	1.1
Robert V. Dwyer (1)	182,462	(8)	6.2
FMR Corp. (7)	226,850	(6)	7.7

All officers and directors as a group (7 in number)	818,004	(5)	27.6

(1)	The business address is 12100 West Sixth Avenue, Lakewood, Colorado 80228.
(2)	Includes 8,000 shares which Mr. Schmieder has the right to acquire within 60 days by exercise of stock options.
(3)	Includes 4,000 shares which Mr. Peterson has the right to acquire within 60 days by exercise of stock options.
(4)	Includes 10,000 shares which Mr. Brooks has the right to acquire within 60 days by exercise of stock options.
(5)	Includes 22,000 shares which the officers and directors of the Company as a group have the right to acquire within 60 days by exercise of stock options.
(6)	Based upon information set forth in schedule 13G filed by FMR Corp. with the Securities and Exchange Commission dated February 14, 2006. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 226,850 shares as a result of acting as investment advisor to several investment companies. The ownership by one investment company, Fidelity Low-Priced Stock Fund, amounted to 226,850 shares. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has the power to dispose of the 226,850 shares.

(7)	The business address is 82 Devonshire Street, Boston, MA 02109.
(8)	Robert V. Dwyer was appointed to the Board of Directors on May 4, 2006 at which time he acquired 182,462 shares of the Company’s common stock.

BOARD OF DIRECTORS

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. The Board meets regularly throughout the year, including the annual organization meeting following the Annual Meeting of Shareholders, to review significant developments affecting the Company and to act upon matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise, requiring Board action between scheduled meetings. During the last fiscal year, the Board met six times.

The Board of Directors has established Compensation and Audit Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members, and the number of meetings held during the last fiscal year are described below.

The Compensation Committee consists of Messrs. Campbell and Brooks. Its function is to recommend the compensation to be paid to the President and certain other employees, and for the development of policies on employee compensation and benefits. The Compensation Committee met once during the fiscal year ended March 31, 2006.

The Audit Committee consists of Messrs. Campbell, Duke and Brooks. The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The functions of the Audit Committee are to appoint the independent public accountants of the Company on an annual basis, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practice. The Audit Committee met five times during the fiscal year ended March 31, 2006.

The Company has a Nominating Committee consisting of Messrs. Campbell, Duke and Brooks.

No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

Each non-employee director will be compensated separately for service on the Board and is reimbursed for expenses to attend Board meetings. Members of the Audit, Nominating and Compensation Committees are compensated separately for service on those committees if those meetings are not held in conjunction with a Board of Directors meeting.

ELECTION OF DIRECTORS

At the Meeting, five directors are to be elected. Each director will be elected for a one-year term or until his successor is elected and qualified.

Shares represented by properly executed proxies will be voted, in the absence of contrary indication therein or revocation thereof by the shareholder granting such proxy, in favor of the persons named below as directors, to hold office for the term stated in the preceding paragraph. The person named as proxy in the enclosed proxy has been designated by management and intends to vote for the election to the Board of Directors of the persons named below, each of whom is now a director of the Company. If the contingency should occur that any such nominee is unable to serve as a director, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that the Nominating Committee may designate. Management knows of no reason why any nominee would be unable to serve. The information presented herein with respect to the nominees was obtained in part from the respective persons, and in part from the records of the Company.

Nominees for Election as Directors

Name and Address	Age	Office	Term Expires(1)
Luke R. Schmieder 12100 West Sixth Avenue Lakewood, Colorado	63	Chief Executive Officer, Treasurer and Chairman of the Board of Directors	2006

Paul D. Duke 12100 West Sixth Avenue Lakewood, Colorado	64	Director (2)(4)	2006

H. Stuart Campbell 12100 West Sixth Avenue Lakewood, Colorado	76	Director (2)(3)(4)	2006

Michael T. Brooks 12100 West Sixth Avenue Lakewood, Colorado	57	Director (2)(3)(4)	2006

Robert V. Dwyer 12100 West Sixth Avenue Lakewood, Colorado	65	Director	2006

(1)	The term of office of each officer of the Company is at the discretion of the Board of Directors.
(2)	Audit Committee member.
(3)	Compensation Committee member.
(4)	Nominating Committee member.

Luke R. Schmieder, President, Chief Executive Officer, Treasurer and Chairman of the Board of Directors

Mr. Schmieder attended Ohio State University and Ohio University taking courses in mechanical engineering and business management. Mr. Schmieder was employed from 1970 to 1977 by Cobe Laboratories, Inc. (manufacturer of dialysis and cardiovascular equipment and supplies) as a designer and process controller on various projects. From 1977 to 1982, Mr. Schmieder served as president and principal of a consulting company for product and process development primarily in the medical field. Mr. Schmieder has served as Chief Executive Officer and a Director of the Company since its inception in March 1982.

Paul D. Duke, Director

Mr. Duke received his initial medical training while on active duty with the United States Navy and while attending the University of Alabama. Mr. Duke was employed from 1965 to 1969 by the University of Alabama Medical Center as chief hemodialysis technician and was employed by Cobe Laboratories, Inc. from 1969 to 1973 as field service and training technician. From 1973 to 1979, he served in various capacities for Cordis Dow Corporation (manufacturer of pacemakers and hemodialysis equipment and supplies), including sales, product management, European training manager and national service manager. From 1980 to 1982, Mr. Duke served as proprietor and President of a consulting company specializing in medical marketing, sales, service and training. Mr. Duke has served as Vice President and a Director of the Company since its inception in 1982. At March 31, 2002, Mr. Duke retired from his position as Vice President and now devotes such time as is necessary to the affairs of the Company.

H. Stuart Campbell, Director

Mr. Campbell received his Bachelor of Science degree from Cornell University in 1951. From 1960 through September 1982, Mr. Campbell served in various capacities for Johnson & Johnson and Ethicon, Inc., a domestic subsidiary of Johnson & Johnson. From 1977 through September 1982, he was a Company Group Chairman with Johnson & Johnson and served as Chief Executive Officer and Chairman of the Board of Directors of eight major corporate subsidiaries. Mr. Campbell owned and served as an officer of Highland Packaging Labs, Inc., Somerville, New Jersey (contract packaging business) until its sale in 2002. He also served as a director of Atrix Laboratories, Inc. (pharmaceutical and contract research and development company) until its sale in 2004. Mr. Campbell has served as a Director of the Company since May 1983 and devotes such time as is necessary to the affairs of the Company.

Michael T. Brooks, Director

Mr. Brooks received his Bachelor of Arts in History from Ohio Wesleyan University in 1971. While pursuing a career in fluid power, he received a Masters in Business from the University of Denver in 1983. Mr. Brooks was an independent manufacturer’s representative from 1982 – 1985 at which time he purchased an interest in Fiero Fluid Power which he presently owns and operates. Fiero Fluid Power is a Rep/Distributor selling pneumatic and instrumentation equipment. He has been a Director since October, 1998 and devotes such time as is necessary to the affairs of the Company.

Robert V. Dwyer, Director

Mr. Dwyer received his Bachelor of Arts in Philosophy from Creighton University in 1962, and he received his J.D. from Creighton University in 1964. Mr. Dwyer has served as President and was the majority owner of Raven Biological Laboratories, Inc. and is also an Attorney at Law. Mr. Dwyer currently serves on the Board of Directors of American National Bank, based in Omaha, Nebraska. In addition, Mr. Dwyer holds ownership positions in other small business entities. He was appointed a director in May, 2006 and currently serves as President of the Company’s Raven Biological Laboratories operation.

The small business issuer has adopted a code of ethics, which applies to all employees and directors of the Company including its Chief Executive Officer and its Chief Financial Officer. The Board of Directors has determined that Mr. H. Stuart Campbell, who is Chairman of the Audit Committee, is a financial expert. Over his career, Mr. Campbell has served in positions of top level corporate leadership for both large public companies and private companies of similar size and structure to our own company. Mr. Campbell has also served as Audit Committee Chairman of at least one other publicly held company.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to § 240.16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representation from the reporting person (as hereinafter defined) that no Form 5 is required, the Company is not aware of any person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (“reporting person”), that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE “FOR” THE ELECTION OF SUCH NOMINEES.

EXECUTIVE COMPENSATION

The following table, and its accompanying explanatory footnotes, includes annual and long-term compensation information on the Company’s Chief Executive Officer, President and Chief Financial Officer for services rendered in all capacities during the fiscal years ended March 31, 2006, March 31, 2005 and March 31, 2004. No other executive officer received total annual salary and bonus for the fiscal year ended March 31, 2006 in excess of $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary		Bonus(1)		Options Granted	Other Comp
L. Schmieder, CEO	2006 2005 2004	$ $ $	126,147 122,287 118,514	$ $ $	80,000 56,177 23,744	3,000 4,000 4,000	$ $ $	4,196 4,381 3,540

J. Sullivan, President, COO	2006 2005 2004	$ $	164,005 74,428 —	$ $	60,000 23,008 —	37,000 20,000 —		$4,300 — —

S. Peterson, CFO	2006 2005 2004	$ $ $	94,475 91,030 87,928	$ $ $	60,000 42,942 19,021	3,000 4,000 4,000	$ $ $	3,245 2,535 3,125

(1)	Reflects bonus earned in fiscal year, but paid in the following fiscal year.

The following summary table sets forth information concerning grants of stock options made during the fiscal year ended March 31, 2006 to the Company’s Chief Executive Officer, President and Chief Financial Officer.

Option Grants in Last Fiscal Year

Name	Options Granted	Percent of Total Options Granted in Fiscal Year	Exercise Price	Expiration Date
L. Schmieder	3,000	3%	$11.91	June 13, 2015
S. Peterson	3,000	3%	$11.91	June 13, 2010
J. Sullivan	37,000	38%	$11.91 - $15.44	June 13, 2010 – March 19, 2016

The following table sets forth information on option exercises made during the fiscal year ended March 31, 2006 by the Company’s Chief Executive Officer, President and Chief Financial Officer and the value of such officers’ unexercised options at March 31, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-money Options At Fiscal Year End
Name	Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
L. Schmieder	—	—	8,000	9,000	$62,570	$41,680
J. Sullivan	5,000	$13,550	—	52,000	—	$29,850
S. Peterson	1,026	$13,845	4,000	9,000	$26,640	$41,680

Compensation of Directors

On October 3, 1996, the Company adopted a new nonqualified performance stock option plan for the benefit of the Company’s outside Directors. The plan provides that the outside Directors will receive grants to be determined and approved by the Company’s inside directors and not to exceed 20,000 options per year per director. Under the terms of the plan, the options are exercisable for a term of ten years, and during such term are exercisable as follows: 25% after each year, and 100% anytime after the fourth year until the end of the tenth year. The purchase price of the common stock will be equal to 100% of the closing bid price of the common stock on the over-the-counter market on the date of grant. Effective March 24, 2006, this plan has expired.

On June 14, 2005, Mr. Brooks, Mr. Campbell and Mr. Duke, outside directors, were each granted options to purchase 3,000 shares of common stock at $11.91 per share. On March 20, 2006, Mr. Brooks, Mr. Campbell and Mr. Duke, outside directors, were each granted options to purchase 2,700 shares of common stock at $15.44 per share. Mr. Schmieder, the Company’s inside director was granted options to purchase 3,000 shares of common stock at a price of $11.91 per share on June 14, 2005.

On June 14, 2005, Options to purchase 3,000 shares at $11.91 per share were granted to Mr. Steven W. Peterson, Vice President-Finance. Mr. John J. Sullivan, Ph.D., Vice President-Sales and Marketing, was granted options to purchase 3,000 shares at $11.91 on June 14, 2005, 4,000 shares at $14.80 on December 20, 2005 and 30,000 shares at $15.44 per share on March 20, 2006. In addition, 36,520 options were awarded from the 1999 Stock Compensation Plan to other employees of our Company at prices ranging from $11.65 to $14.88. All of the above options were priced at the fair market value on the date of grant. At September 30, 2006, 67,295 options remained available for grant under the 1999 Stock Compensation Plan. There are no options available for grant under the Outside Directors Stock Option Plan due to expiration of this plan on March 24, 2006

Currently, all outside directors receive cash compensation of $1,000 for each Board of Directors or committee meeting attended in person, and $300 for each Board of Directors or committee meeting attended by teleconference.

Incentive Stock Option Plans

The Company has adopted a stock option plan, approved by the shareholders of the Company in November 1993, for the benefit of the Company’s employees. The plan is administered by the non-participating members of the Board of Directors, who select the optionees and determine the terms and conditions of the stock option grant. The exercise price for options granted under the plan cannot be less than the fair market value of the stock at the date of grant or 110% of such fair market value with respect to options granted to any optionee who holds more than 10% of the Company’s common stock. Options are not exercisable until one year after the date of grant and expire five years after the date of grant. All outstanding options are subject to vesting provisions whereby they become exercisable over a four-year period. The plan authorizes options to purchase up to 300,000 shares of common stock.

On October 21, 1999, the Company adopted a new stock compensation plan. The purpose of the plan is to encourage ownership of the Common Stock of the Company by certain officers, directors, employees and certain advisors of the Company in order to provide incentive to promote the success and business of the Company. A total of 300,000 shares of Common Stock have been reserved for issuance under the plan and are subject to terms as set by the Compensation Committee of the Board of Directors at the time of grant. On October 18, 2004, the shareholders approved an amendment to the plan to reserve an additional 200,000 shares of Common Stock for issuance under the plan.

As of March 31, 2006, options to purchase a total of 249,470 shares were outstanding, at exercise prices ranging from $4.55 to $15.44 per share. Further, as of March 31, 2006, options to purchase an aggregate of 127,330 shares remained available for grant under the Company’s stock option plans. Options were granted during the fiscal year ended March 31, 2006, pursuant to the Company’s incentive stock option plans, to each of the Company’s executive officers. Options to purchase 3,000 shares at $11.91 per share were granted to Mr. Steven W. Peterson, Vice President-Finance. Mr. Luke R. Schmieder, President, was granted options to purchase 3,000 shares at $11.91 per share. Mr. John J. Sullivan, Ph.D., President and Chief Operating Officer, was granted options to purchase 3,000 shares at $11.91 on June 14, 2005, 4,000 shares at $14.80 on December 20, 2005 and 30,000 shares at $15.44 per share on March 20, 2006.

Retirement Plan

The Company has adopted a 401(k) plan for the benefit of its officers and employees. Subject to certain restrictions, a participant may defer up to 15% of their gross compensation into the plan. The Company currently matches up to 6% of the participant’s contribution at a rate of 50% of the contribution. The plan also allows for additional contributions by the Company at its discretion.

ADDITIONAL MATTER TO BE VOTED UPON BY SHAREHOLDERS

THE 2006 STOCK COMPENSATION PLAN PROPOSAL

On August 12, 2006, the Board of Directors adopted and approved, subject to shareholder approval, the 2006 Stock Compensation Plan (the “2006 Plan”). The purpose of the 2006 Plan is to encourage ownership and to promote our interests and your interests by providing key employees with an opportunity to acquire a proprietary interest in us and to develop a stronger incentive to put forth maximum effort for our continued success and growth. In addition, the opportunity to acquire a proprietary interest in us aids us in attracting and retaining key personnel of outstanding ability. It is the desire of the Board of Directors to assure by appropriate means the maximum efforts and fullest measure of continued loyal association with the Company or its subsidiaries on the part of their respective officers, directors, employees and advisors. It is intended that options granted pursuant to the 2006 Plan shall constitute either incentive stock options (“Incentive Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not constitute Incentive Options (“Nonqualified Options”) at the same time of issuance of such options.

THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE “FOR” THE ADOPTION OF THE 2006 STOCK COMPENSATION PLAN.

The 2006 Plan provides that incentive stock options and nonqualified stock options would be granted to certain officers, directors, employees and advisors of the Company or its subsidiaries, if any, selected by the Compensation Committee. A total of 400,000 shares of Common Stock would be authorized and reserved for issuance under the 2006 Plan, subject to adjustment to reflect changes in the Company’s capitalization in the case of a stock split, stock dividend or similar event. The 2006 Plan would be administered by the Compensation Committee which would have sole authority to interpret the 2006

Plan and to make all determinations necessary or advisable for administering the 2006 Plan, including but not limited to (i) who shall grant options under the 2006 Plan, (ii) the term of each option, (iii) the number of shares covered by such option, (iv) whether the option shall constitute an incentive option or a nonqualified option, (v) the exercise price for the purchase of the shares of the Common Stock covered by the option, provided that the exercise price for any incentive option must be at least equal to the fair market value of the shares covered thereby as of the date of grant of such option, (vi) the period during which the option may be exercised, (vii) whether the right to purchase the number of shares covered by the option shall be fully vested on issuance of the option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may be purchased in installments, and (viii) the time or times at which the options may be granted. Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee of the Company ceases to be employed by the Company; provided, however, that the Compensation Committee has the right to extend the exercise period following the date of termination of such optionee’s employment. If an optionee’s employment is terminated by reason of death or disability, the Compensation Committee may extend the option term following the date of termination of the optionee’s employment. Upon the exercise of the option, the exercise price thereof must be paid in full either in cash, shares of the stock of the Company or a combination thereof.

The shareholders of the Company have provided additional guidance in the past regarding changes to the Company’s option plans which would make such plans more acceptable to the shareholders. The Board of Directors of the Company has taken this guidance under consideration in adopting the following provisions in the 2006 Plan:

1. Section 7 provides that the granting of an option shall be effected only by the execution of a written option agreement without the additional requirement of actual delivery of the written option agreement to the optionee;

2. Section 8(d)(1) requires that all future grants of nonqualified options shall be priced at or greater than one hundred percent (100%) of the fair market value of the common stock at the time of grant, thereby eliminating the potential to issue nonqualified options with an exercise price less than fair market value at the time of grant; and

3. Section 15 no longer gives authority to the Company (even with the approval of the Board of Directors) to modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefore specifying a lower price.

As of this date, the Company has not granted any options under the 2006 Plan.

If and to the extent that any option to purchase reserved shares shall not be exercised by an optionee for any reason or if such option to purchase shall terminate as provided by the 2006 Plan, such shares which have not been purchased thereunder shall again become available for the purposes of the 2006 Plan unless the 2006 Plan shall have been terminated.

The Company has been advised that the federal income tax consequences of the 2006 Plan to the Company and the optionees, and possible exercise of options granted under the 2006 Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain federal income tax consequences of the 2006 Plan. This discussion does not purport to address all of the tax consequences that may be applicable to any particular optionee or to the Company. In addition, this discussion does not address foreign, state or local taxes, nor does it address federal taxes other than federal income taxes. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this Proxy Statement.

The income tax treatment of nonstatutory options is governed by §83 of the Code. This Section basically provides that if an option has a readily ascertainable fair market value when granted, then the optionee must recognize ordinary income at the time of grant but not at the time of exercise or disposal; if the option does not have a readily ascertainable fair market value when granted, the optionee must recognize ordinary income at the time of exercise or disposal of the option but not at the time of its grant. The Company will receive a corresponding compensation deduction for the amount included by the optionee as income in the same year that the optionee includes such amount as income. Consequently, whether the grant or the exercise of the nonstatutory option has a readily ascertainable fair market value at grant will determine whether the grant or exercise of the nonstatutory option is a taxable event for the optionee who rendered the service for which the option was granted.

No tax consequences result from the granting of an incentive stock option or from the exercise of an incentive stock option by an employee. In addition, the employer will not be allowed a business expense deduction with respect to an incentive stock option unless the employee disposes of the stock prior to the required holding period. The employee will be taxed at capital gains rates when he sells stock acquired under an incentive stock option plan, provided he has not disposed of the stock for at least two years from the date the option was granted to him and he has held the stock itself at least one year after the stock was transferred to him. If the foregoing holding period rules are not satisfied, the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying sale. For this purpose, the gain is equal to the lesser of (i) the fair market value of the stock on the date of the exercise over the option price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock. The employer is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.

Notwithstanding the preceding, when calculating income for alternative minimum tax purposes, the favorable tax treatment of §421(a) is disregarded and the bargain purchase element (that is, the spread between the option price and the fair market value of the option stock at exercise) of the incentive stock option will be considered as part of the taxpayer’s alternative minimum taxable income.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUTANTS

Ehrhardt Keefe Steiner & Hottman PC, Denver, Colorado, conducted the audits of the Company’s accounting records since 1986 and the Board of Directors expects to engage the same firm to audit the Company’s accounting records for the fiscal year ending March 31, 2007.

A representative of Ehrhardt Keefe Steiner & Hottman PC will attend the Annual Meeting of Shareholders and will have the opportunity to make a statement if he so desires. This representative will be available to respond to appropriate shareholder questions at that time.

AUDIT FEES

Ehrhardt Keefe Steiner & Hottman PC’s fees for the Company’s 2006 and 2005 annual audits and reviews of the Company’s quarterly financial statements or services that are normally provided by the accountant in connection with statutory or regulatory filings or engagements were approximately $65,936 and $56,725, respectively.

AUDIT RELATED FEES

Ehrhardt Keefe Steiner & Hottman PC did not render any audit related services to the Company in 2006 and 2005.

TAX FEES

Ehrhardt Keefe Steiner & Hottman PC’s fees for tax preparation services to the Company for 2006 and 2005 were approximately $9,700 and $7,900, respectively.

ALL OTHER FEES

Ehrhardt Keefe Steiner & Hottman PC’s fees for all other services to the Company for 2006 and 2005 were approximately $25,000 and $2,910, respectively. The 2006 fees were paid for due diligence work related to the acquisition of Raven Biological Laboratories, Inc. The 2005 fees were paid for review of S-8 filing documents.

The Audit Committee approved all services performed by Ehrhardt, Keefe, Steiner & Hottman PC.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three non-employee directors of the Company. All members are independent as defined under the Nasdaq Marketplace Rules. The Committee held five meetings during fiscal year 2006. The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

In connection with the March 31, 2006 financial statements, the Audit Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and (4) discussed with the independent accountant their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

H. Stuart Campbell, Chairman

Michael T. Brooks

Paul D. Duke

PROPOSALS OF SHAREHOLDER FOR PRESENTATION

AT NEXT ANNUAL MEETING FOR SHAREHOLDERS

Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of Shareholders must do so in writing and it must be received at the Company’s principal executive offices by the end of the fiscal year March 31, 2007. The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on his proposal and must continue to own such security entitling him to vote through the date on which the Meeting is held.

ANNUAL REPORT

The Annual Report to Shareholders concerning the operations of the Company during the fiscal year ended March 31, 2006, including audited financial statements for the year then ended, has been distributed to all record holders as of the record date. The Annual Report is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

Management of the Company is not aware of any matters which are to be presented at the Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgement.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2006, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON OCTOBER 20, 2006. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB SHOULD BE MAILED TO THE COMPANY’S SECRETARY, MESA LABORATORIES, INC., 12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO 80228.

The above notice and Proxy Statement are sent by order of the Board of Directors.

Steven W. Peterson

Secretary

October 25, 2006

EXHIBIT A

THE

2006 STOCK COMPENSATION PLAN

OF

MESA LABORATORIES, INC.

1. Purpose of Plan. This 2006 Stock Compensation Plan (“Plan”) is intended to encourage ownership of the common stock of MESA LABORATORIES, INC., a Colorado corporation, (“Company”), by certain officers, directors, employees and advisors of the Company or any Subsidiary or Subsidiaries of the Company (as hereinafter defined) in order to provide additional incentive for such persons to promote the success and the business of the Company or its Subsidiaries and to encourage them to remain in the employ of the Company or its Subsidiaries by providing such persons an opportunity to benefit from any appreciation of the common stock of the Company through the issuance of stock options to such persons in accordance with the terms of the Plan. It is further intended that options granted pursuant to this Plan shall constitute either incentive stock options (“Incentive Options”) within the meaning of Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended (“Code”), or options which do not constitute Incentive Options (“Nonqualified Options”) as determined by the Committee (as hereinafter defined) at the time of issuance of such options. Incentive Options and Nonqualified Options are herein sometimes referred to collectively as “Options.” As used herein, the term Subsidiary or Subsidiaries shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2. Stock Subject to the Plan. Subject to adjustment as provided in Section 12 hereof, there will be reserved for the use upon the exercise of Options to be granted from time to time under the Plan, an aggregate of four hundred thousand (400,000) shares of the common stock, no par value, of the Company (“Common Stock”), which shares in whole or in part shall be authorized, but unissued, shares of the Common Stock or issued shares of Common Stock which shall have been reacquired by the Company as determined from time to time by the Board of Directors of the Company (“Board of Directors”). To determine the number of shares of Common Stock available at any time for the granting of Options under the Plan, there shall be deducted from the total number of reserved shares of Common Stock, the net number of shares of Common Stock in respect of which Options have been granted pursuant to the Plan which remain outstanding or which have been exercised. If and to the extent that any Option to purchase reserved shares shall not be exercised by the optionee for any reason or if such Option to purchase shall terminate as provided herein, such shares which have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12 hereof).

3. Administration of the Plan.

(a) General. The Plan shall be administered by the full Board of Directors or by the Compensation Committee (“Committee”) appointed by the Board of Directors, which Committee shall consist solely of not less than two (2) non-employee Directors. All references in this Plan to the Committee shall be deemed to refer instead to the full Board of Directors at any time there is not a committee qualified to act hereunder. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. If the Board of Directors does not designate a Chairman of the Committee, the Committee shall select one of its members as its Chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee shall be taken by a majority vote of its members at a meeting at which a quorum is present. Notwithstanding the preceding, any action of the Committee may be taken without a meeting by a written consent signed by all of the members, and any action so taken shall be deemed fully as effective as if it had been taken by a vote of the members present in person at the meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business at it shall deem advisable.

The Committee shall have the sole authority and power, subject to the express provisions and limitations of the Plan, to construe the Plan and option agreements granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for administering the Plan, including, but not limited to, (i) who shall be granted Options under the Plan, (ii) the term of each Option, (iii) the number of shares covered by such Option, (iv) whether the Option shall constitute an Incentive Option or a Nonqualified Option, (v) the exercise price for the purchase of the shares of the Common Stock covered by the Option, (vi) the period during which the Option may be exercised, (vii) whether the right to purchase the number of shares covered by the Option shall be fully vested on issuance of the Option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments, and (viii) the time or times at which Options shall be granted. The Committee’s determinations under the Plan, including the above enumerated determinations, need not be uniform and may be made by it selectively among the persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

The interpretation by the Committee of any provision of the Plan or of any option agreement entered into hereunder with respect to any Incentive Option shall be in accordance with Section 422 of the Code and the regulations issued thereunder, as such section or regulations may be amended from time to time, in order that the rights granted hereunder and under said option agreements shall constitute “Incentive Stock Options” within the meaning of such section. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted hereunder shall be final and conclusive, unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. Upon issuing an Option under the Plan, the Committee shall report to the Board of Directors the name of the person granted the Option, whether the Option is an Incentive Option or a Nonqualified Option, the number of shares of Common Stock covered by the Option, and the terms and conditions of such Option.

(b) Changes in Law Applicable. If the laws relating to Incentive Options or Nonqualified Options are changed, altered or amended during the term of the Plan, the Board of Directors shall have full authority and power to alter or amend the Plan with respect to Incentive Options or Nonqualified Options, respectively, to conform to such changes in the law, unless the changes require shareholder approval.

4. Type of Awards Under the Plan. Awards under the Plan shall be in the form of Options.

5. Persons to Whom Options Shall Be Granted.

(a) Nonqualified Options. Nonqualified Options shall be granted only to officers, directors, employees and advisors of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for or contribute to the management or success of the Company or a Subsidiary and who, at the time of the granting of the Nonqualified Options, are either officers, directors, employees or advisors of the Company or a Subsidiary.

(b) Incentive Options. Incentive Options shall be granted only to employees of the Company or a Subsidiary who, in the judgment of the Committee, are responsible for or contribute to the management or success of the Company or a Subsidiary and who, at the time of the granting of the Incentive Option, are an employee of either the Company or a Subsidiary pursuant to an effective employment agreement.

6. Factors to Be Considered in Granting Options. In making any determination as to persons to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties and responsibilities of the respective officers, directors, employees, or advisors, their current and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

7. Time of Granting Options. Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the Shareholders of the Company or a Subsidiary nor any action taken by the Committee shall constitute the granting of any Option. The granting of an Option shall be effected only when a written Option Agreement acceptable in form and substance to the Committee, subject to the terms and conditions hereof including those set forth in Section 8 hereof, shall have been duly executed by or on behalf of the Company. No person shall have any rights under the Plan until such time, if any, as a written Option Agreement shall have been duly executed as set forth in this Section 7.

8. Terms and Conditions of Options. All Options granted pursuant to this Plan must be granted within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company. Each Option Agreement governing an Option granted hereunder shall be subject to at least the following terms and conditions, and shall contain such other terms and conditions, not inconsistent therewith, that the Committee shall deem appropriate:

(a) Number of Shares. Each Option shall state the number of shares of Common Stock which it represents.

(b) Type of Option. Each Option shall state whether it is intended to be an Incentive Option or a Nonqualified Option.

(c) Option Period.

(1) General. Each Option shall state the date upon which it is granted. Each Option shall be exercisable in whole or in part during such period as is provided under the terms of the Option subject to any vesting period set forth in the Option, but in no event shall an Option be exercisable either in whole or in part after the expiration of ten (10) years from the date of grant.

(2) Termination of Employment. Except as otherwise provided in case of Disability (as hereinafter defined), death or Change of Control (as hereinafter defined), no Option shall be exercisable after an optionee who is an employee of the Company or a Subsidiary ceases to be employed by the Company or a Subsidiary as an employee; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period following the date of termination of such optionee’s employment; provided further, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

(3) Cessation of Service as Director or Advisor. Except as otherwise provided in case of Disability, death or Change of Control, no Option shall be exercisable after an optionee who was a director or advisor of the Company or a Subsidiary ceases to be a director or advisor of the Company or a Subsidiary; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period following the date such optionee ceases to be a director or advisor of the Company or a Subsidiary; provided further, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

(4) Disability. If an optionee’s employment is terminated by reason of the permanent and total Disability of such optionee or if an optionee who is a director or advisor of the Company or a Subsidiary ceases to serve as a director or advisor by reason of the permanent and total Disability of such optionee, the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period following the date of termination of the optionee’s employment or the date such optionee ceases to be a director or advisor of the Company or a Subsidiary, as the case may be, subject to the condition that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted. For purposes of this Plan, the term “Disability” shall mean the inability of the optionee to fulfill such optionee’s obligations to the Company or a Subsidiary by reason of any physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a physician acceptable to the Committee in its sole discretion.

(5) Death. If an optionee dies while in the employ of the Company or a Subsidiary, or while serving as a director or advisor of the Company or a Subsidiary, and shall not have fully exercised Options granted pursuant to the Plan, such Options may be exercised in whole or in part at any time within one (1) year after the optionee’s death, by the executors or administrators of the optionee’s estate or by any person or persons who shall have acquired the Options directly from the optionee by bequest or inheritance, but only to the extent that the optionee was entitled to exercise such Option at the date of such optionee’s death, subject to the condition that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

(6) Acceleration and Exercise Upon Change of Control. Notwithstanding the preceding provisions of this Section 8(c), if any Option granted under the Plan provides for either (a) an incremental vesting period whereby such Option may only be exercised in installments as such incremental vesting period is satisfied or (b) a delayed vesting period whereby such Option may only be exercised after the lapse of a specified period of time, such as after the expiration of one (1) year, such vesting period shall be accelerated upon the occurrence of a Change of Control (as hereinafter defined) of the Company, or a threatened Change of Control of the Company as determined by the Committee, so that such Option shall thereupon become exercisable immediately in part or its entirety by the holder thereof, as such holder shall elect. For the purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

(i) Any “person”, including a “group” as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) and the Rules and Regulations promulgated thereunder, is or becomes, through one or a series of related transactions or through one or more intermediaries, the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, other than a person who is such a beneficial owner on the effective date of the Plan and any affiliate of such person;

(ii) As a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (“Transaction”), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

(iii) Following the effective date of the Plan, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) any party to such merger or consolidation, or (y) any affiliates of any such party;

(iv) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or

(v) The Company transfers more than 50% of its assets, or the last of a series of transfers results in the transfer of more than 50% of the assets of the Company, to another corporation that is not a wholly-owned corporation of the Company. For purposes of this subsection 8(c)(6)(v), the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the sum of the values attributed to (i) the Company’s real property as determined by an independent appraisal thereof, and (ii) the net book value of all other assets of the Company, each taken as of the date of the Transaction involved.

In addition, upon a Change of Control, any Options previously granted under the Plan to the extent not already exercised may be exercised in whole or in part either immediately or at any time during the term of the Option as such holder shall elect.

(d) Option Prices.

(1) Nonqualified Options. The purchase price or prices of the shares of the Common Stock which shall be offered to any person under the Plan and covered by a Nonqualified Option shall be the price determined by the Committee at the time of granting of the Nonqualified Option, which price shall be one hundred percent (100%) of the fair market value of the Common Stock at the time of granting the Nonqualified Option or such higher purchase price as may be determined by the Committee at the time of granting the Nonqualified Option.

(2) Incentive Options. The purchase price or prices of the shares of the Common Stock which shall be offered to any person under the Plan and covered by an Incentive Option shall be one hundred percent (100%) of the fair market value of the Common Stock at the time of granting the Incentive Option or such higher purchase price as may be determined by the Committee at the time of granting the Incentive Option.

(3) Determination of Fair Market Value. During such time as the Common Stock of the Company is not listed upon an established stock exchange, the fair market value per share shall be deemed to be the closing bid price of the Common Stock on The Nasdaq Stock Market (“Nasdaq”) on the day the Option is granted, as reported by Nasdaq, if the Common Stock is so quoted, and if not so quoted, the average of the “bid” and “ask” prices of the Common Stock on the Electronic Bulletin Board on the day the Option is granted, as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the Common Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of the Common Stock of the Company shall have been made on an established stock exchange on such day, on the next preceding day on which there was a sale of such stock. If there is no market price for the Common Stock, then the Board of Directors and the Committee may, after taking all relevant facts into consideration, determine the fair market value of the Common Stock.

(e) Exercise of Options. To the extent that a holder of an Option has a current right to exercise, the Option may be exercised from time to time by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option, the number of whole shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall contain any investment representation required by Section 8(i) hereof. Such notice shall be accompanied by payment of the full purchase price of such shares and by the Option Agreement evidencing the Option. In addition, if the Option shall be exercised pursuant to Section 8(c)(4) or Section 8(c)(5) hereof by any person or persons other than the optionee, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Option. The Company shall deliver a certificate or certificates representing such shares as soon as practicable after the aforesaid notice and payment of such shares shall be received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. In the event the Option shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the Option Agreement the number of shares which has been exercised thereunder and the number of shares that remains exercisable under the Option and return such Option Agreement to the holder thereof.

(f) Nontransferability of Options. An Option granted pursuant to the Plan shall be exercisable only by the optionee or the optionee’s court appointed guardian as set forth in Section 8(c)(4) hereof during the optionee’s lifetime and shall not be assignable or transferable by the optionee otherwise than by Will, the laws of descent and distribution, or as permitted by the rules and regulations of the Securities and Exchange Commission. An Option granted pursuant to the Plan shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise other than by Will, the laws of descent and distribution, or as permitted by the rules and regulations of the Securities and Exchange Commission) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Option or of any rights granted thereunder contrary to the foregoing provisions of this Section 8(f), or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

(g) Limitations on 10% Shareholders. If required by law or regulation applicable to the Company, no Incentive Option may be granted under the Plan to any individual who, immediately before such Incentive Option was granted, would own more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company (“10%

Shareholder”) unless (i) such Incentive Option is granted at an option price not less than one hundred ten percent (110%) of the fair market value of the shares on the day the Incentive Option is granted and (ii) such Incentive Option expires on a date not later than five (5) years from the date the Incentive Option is granted.

(h) Compliance with Securities Laws. The Plan and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligations to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, foreign and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required, and shall also be subject to all applicable rules and regulations of any stock exchange upon which the Common Stock of the Company may then be listed. At the time of exercise of any Option, the Company may require the optionee to execute any documents or take any action which may then be necessary to comply with the Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems necessary, include provisions in the stock option agreements to assure such compliance. The Company may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular Option or stock issued upon exercise thereof. Without limiting the generality of the foregoing, if the Common Stock issuable upon exercise of an Option granted under the Plan is not registered under the Securities Act, the Company at the time of exercise may require that the registered owner execute and deliver an investment representation agreement to the Company in form acceptable to the Company and its counsel, and the Company may place a legend on the certificate evidencing such Common Stock restricting the transfer thereof, which legend shall be substantially as follows:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

(i) Additional Provisions. The Option Agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, including, without limitation, restrictions upon the exercise of the Option. Any such Option Agreement with respect to an Incentive Option shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary in order that the Option will be an “Incentive Stock Option” as defined in Section 422 of the Code.

9. Medium and Time of Payment. The purchase price of the shares of the Common Stock as to which the Option shall be exercised shall be paid in full either (i) in cash at the time of exercise of the Option, (ii) by tendering to the Company shares of the Company’s Common Stock having a fair market value (as of the date of receipt of such shares by the Company) equal to the purchase price for the number of shares of Common Stock purchased, or (iii) partly in cash and partly in shares of the Company’s Common Stock valued at fair market value as of the date of receipt of such shares by the Company. Cash payment for the shares of the Common Stock purchased upon exercise of the Option shall be in the form of either a cashier’s check, certified check or money order. Personal checks may be submitted, but will not be considered as payment for the shares of the Common Stock purchased and no certificate for such shares will be issued until the personal check clears in normal banking channels. If a personal check is not paid upon presentment by the Company, then the attempted exercise of the Option will be null and void. In the event the optionee tenders shares of the Company’s Common Stock in full or partial payment for the shares being purchased pursuant to the Option, the shares of Common Stock so tendered shall be accompanied by fully executed stock powers endorsed in favor of the Company with the signature on such stock power being guaranteed. If an optionee tenders shares, such optionee assumes sole and full responsibility for the tax consequences, if any, to such optionee arising therefrom, including the possible application of Code Section 424(c), or its successor Code section, which negates any nonrecognition of income rule with respect to such transferred shares, if such transferred shares have not been held for the minimum statutory holding period to receive preferential tax treatment.

10. Rights as a Shareholder. The holder of an Option shall have no rights as a shareholder with respect to the shares covered by the Option until the due exercise of the Option and the date of issuance of one or more stock certificates to such holder for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12 hereof.

11. Optionee’s Agreement to Serve. Each employee receiving an Option shall, as one of the terms of the Option Agreement, agree that such employee will remain in the employ of the Company or Subsidiary for a period of at least one (1) year from the date on which the Option shall be granted to such employee, and that such employee will, during such employment, devote such employee’s time, energy, and skill to the service of the Company or a Subsidiary as may be required by the management thereof, subject to vacations, sick leaves, and military absences. Such employment, subject to the provisions of any written contract between the Company or a Subsidiary and such employee, shall be at the pleasure of the Board of Directors of the Company or a Subsidiary, and at such compensation as the Company or a Subsidiary shall reasonably determine. Any termination of such employee’s employment during the period which the employee has agreed pursuant to the foregoing provisions of this Section 11 to remain in employment that is either for cause or voluntary on the part of the employee shall be deemed a violation by the employee of such employee’s agreement. In the event of such violation, any Option or Options held by such employee, to the extent not theretofore exercised, shall forthwith terminate, unless otherwise determined by the Committee. Notwithstanding the preceding, neither the action of the Company in establishing the Plan nor any action taken by the Company, a Subsidiary or the Committee under the provisions hereof shall be construed as granting the optionee the right to be retained in the employ of the Company or a Subsidiary, or to limit or restrict the right of the Company or a Subsidiary, as applicable, to terminate the employment of any employee of the Company or a Subsidiary, with or without cause.

12. Adjustments on Changes in Capitalization.

(a) Changes in Capitalization. The number of shares of Common Stock covered by the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share thereof specified in each such Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares effected without receipt of consideration by the Company after the date the Option is granted, so that upon exercise of the Option, the optionee shall receive the same number of shares the optionee would have received had the optionee been the holder of all shares subject to such optionee’s outstanding Option immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company.

(b) Reorganization, Dissolution or Liquidation. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate as of a date to be fixed by the Committee (which date shall be as of or prior to the effective date of any such dissolution or liquidation or merger or consolidation); provided, that not less than thirty (30) days written notice of the date so fixed as such termination date shall be given to each optionee, and each optionee shall, in such event, have the right, during the said period of thirty (30) days preceding such termination date, to exercise such optionee’s Option in whole or in part in the manner herein set forth.

(c) Change in Par Value. In the event of a change in the Common Stock of the Company as presently constituted, which change is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be the Common Stock within the meaning of the Plan.

(d) Notice of Adjustments. To the extent that the adjustments set forth in the foregoing paragraphs of this Section 12 relate to stock or securities of the Company, such adjustments, if any, shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Incentive Option to fail to continue to qualify as an “Incentive Stock Option” within the meaning of Section 422 of the Code. The Company shall give timely notice of any adjustments made to each holder of an Option under this Plan and such adjustments shall be effective and binding on the optionee.

(e) Effect Upon Holder of Option. Except as hereinbefore expressly provided in this Section 12, the holder of an Option shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class by reason of any dissolution, liquidation, merger, reorganization, or consolidation, or spin-off of assets or stock of another corporation. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. Without limiting the generality of the foregoing, no adjustment shall be made with respect to the number or price of shares subject to any Option granted hereunder upon the occurrence of any of the following events:

(1) The grant or exercise of any other options which may be granted or exercised under any qualified or nonqualified stock option plan or under any other employee benefit plan of the Company, whether or not such options were outstanding on the date of grant of the Option or thereafter granted;

(2) The sale of any shares of Common Stock in the Company’s initial or any subsequent public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriter in connection with such offering;

(3) The issuance, sale or exercise of any warrants to purchase shares of Common Stock, whether or not such warrants were outstanding on the date of grant of the Option or thereafter issued;

(4) The issuance or sale of rights, promissory notes or other securities convertible into shares of Common Stock in accordance with the terms of such securities (“Convertible Securities”), whether or not such Convertible Securities were outstanding on the date of grant of the Option or were thereafter issued or sold;

(5) The issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the purchase price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of grant of the Option or were thereafter issued or sold; or

(6) Upon any amendment to or change in the terms of any rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock.

(f) Right of Company to Make Adjustments. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

13. Investment Purpose. Each Option under the Plan shall be granted on the condition that the purchase of the shares of stock thereunder shall be for investment purposes, and not with a view to resale or distribution; provided, however, that in the event the shares of stock subject to such Option are registered under the Securities Act or in the event a resale of such shares of stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

14. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the optionee to exercise such Option.

15. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee and the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Notwithstanding the foregoing, the Company may not modify any outstanding Options so as to specify a lower price nor accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price. Further, no modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

16. Effective Date of the Plan. The Plan shall become effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Plan (“Effective Date”); provided, however, if the Shareholders of the Company shall not have approved the Plan by the requisite vote of the Shareholders within twelve (12) months after the Effective Date, then the Plan shall terminate and all Options theretofore granted under the Plan shall terminate and be null and void.

17. Termination of the Plan. This Plan shall terminate as of the expiration of ten (10) years from the Effective Date. Options may be granted under this Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of its termination shall remain in effect until the Option shall have been exercised or shall have expired.

18. Amendment of the Plan. The Plan may be terminated at any time by the Board of Directors of the Company. The Board of Directors may at any time and from time to time without obtaining the approval of the Shareholders of the Company or a Subsidiary, modify or amend the Plan (including such form of Option Agreement as hereinabove mentioned) in such respects as it shall deem advisable in order that the Incentive Options granted under the Plan shall be “Incentive Stock Options” as defined in Section 422 of the Code or to conform to any change in the law, or in any other respect which shall not change: (a) the maximum number of shares for which Options may be granted under the Plan, except as provided in Section 12 hereof; or (b) the periods during which Options may be granted or exercised; or (c) the provisions relating to the determination of persons to whom Options shall be granted and the number of shares to be covered by such Options; or (d) the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of the person to whom any Option shall theretofore have been granted, affect that person’s rights under an Option theretofore granted to such person. With the consent of the person to whom such Option was granted, an outstanding Option may be modified or amended by the Committee in such manner as it may deem appropriate and consistent with the requirements and purpose of this Plan applicable to the grant of a new Option on the date of modification or amendment.

19. Withholding. Whenever an optionee shall recognize compensation income as a result of the exercise of any Option granted under the Plan, the optionee shall remit in cash to the Company or Subsidiary the minimum amount of federal income and employment tax withholding, if any, which the Company or Subsidiary is required to remit to the United States Internal Revenue Service in accordance with the then current provisions of the Code. The full amount of such withholding shall be paid by the optionee simultaneously with the award or exercise of an Option, as applicable.

20. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceedings, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or wilful misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.

21. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder will be used for general corporate purposes.

22. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the jurisdiction of incorporation of the Company.

EXECUTED effective this 11th day of August, 2006.

MESA LABORATORIES, INC.

By:
Luke R. Schmieder
President

ATTEST:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MESA LABORATORIES, INC.

TO BE HELD FRIDAY, DECEMBER 8, 2006

The undersigned hereby appoints Luke R. Schmieder as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Mesa Laboratories, Inc. held of record by the undersigned as of the close of business on October 20, 2006, at the Annual Meeting of Shareholders to be held on Friday, December 8, 2006, or any adjournment or postponement thereof.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY (to vote for all nominees listed below)

L. Schmieder, P. Duke, H.S. Campbell, M. Brooks, R.V. Dwyer

(INSTRUCTION: To withhold authority to vote for any nominees, write the nominees’ names on the space provided below.)

__________________________________________________________________________________________________________________________________________

2.	To approve establishment of the 2006 Stock Compensation Plan (the “2006 Stock Compensation Plan Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1) AND IN FAVOR OF ITEM (2).

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

Please sign exactly as name appears below. When shares are held joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

☐ PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING.